UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 13, 2010

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the Company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 1.01 Entry Into a Material Definitive Agreement

and

Item 3.01 Notice of Delisting; Transfer of Listing

and

Item 7.01 Regulation FD Disclosure

On January 13, 2010, the Board of Directors of ALDILA, INC. (NASDAQ:GM:ALDA) (the “Company”) unanimously approved a plan to voluntarily delist its common stock (“Common Stock”) from the NASDAQ Stock Market (“NASDAQ”) and to move its common stock listing to the OTCQX U.S. Premier (“OTCQX”) over-the-counter market, operated by Pink OTC Markets Inc. The Company expects the Common Stock will continue to trade on OTCQX under its current symbol “ALDA,” so long as market makers demonstrate an interest in trading in the Common Stock and it meets the other requirements for such trading.

Concurrently with delisting from NASDAQ, the Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The Company informed NASDAQ on January 19, 2010 of its intention to delist and to file Form 25 with the Securities and Exchange Commission (“SEC”) on or about January 29, 2010.

In connection with this move to the OTCQX, the Directors also approved, and the Company has entered into an agreement for, the appointment of B. Riley & Co., LLC (“B. Riley”) as the Company’s designated advisor for disclosure, a requirement of the OTCQX.  B. Riley is an affiliate of Bryant Riley, a director of the Company.  Mr. Riley did not participate in the Director’s approval of this appointment.

Item 8.01 Other Events

At the same time, the Company elected to subsequently deregister its common stock with the SEC and suspend its reporting obligations under the Exchange Act.  The Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of the Common Stock under the Exchange Act.  The Company is eligible to do so as it has less than 300 holders of record of the Common Stock.  Upon filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on

Form 8-K, will immediately be suspended. The Company expects the deregistration to become effective 90 days after filing the Form 15 with the SEC.  The Company anticipates it will continue to report on current developments, quarterly and annual financial results and other items as required by the Alternative Reporting Standard under the Pink OTC Markets’ Guidelines for Providing Adequate Current Information.

On January 19, 2010, the Company issued a press release with further information regarding the decision to delist and deregister the Common Stock.  A copy of that press release is furnished as Exhibit 99.1 to this report, and is incorporated into Items 1.01, 3.01, 7.01 and 8.01 by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2010	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer and Vice President